PRICING SUPPLEMENT NO. 9 DATED FEBRUARY 8TH, 2002                              REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 6, 2001                                   FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED OCTOBER 25, 2001)

                                        CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                  MEDIUM-TERM NOTES
                                      DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT
UNDER "DESCRIPTION OF NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL
AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation

Principal Amount:                     157MM                    Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       February 8, 2002         Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        February 8, 2005         Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                TBD

Interest Rate Basis:                  3 MONTH LIBOR

Maximum/Minimum                       N/A                      Initial Interest Reset Date:         May 8th 2002
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                    The 8th of each
                                                                                                    February, May,
                                                                                                    August, November
                                                                                                    and maturity.

Spread to Index:                      +30 basis points

First Coupon:                         TBD

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      8th of each              renewable, dual currency,
                                      February, May,           amortizing, or OID, if applicable:
                                      August, November and
                                      maturity. Subject to
                                      the modified following
                                      business convention.

Interest Determination Date:          Quarterly 2 London       Day Count:                               ACT/360
                                      business days prior
                                      to interest pay date.
                                      Telerate page 3750.
                                                               CUSIP:                                   22541FBZ8
First Interest Payment Date:          May 8th 2002

Settlement:                           DTC #355

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                                               CREDIT SUISSE FIRST BOSTON